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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement of Horizon Bancorp on Form S-8 of our report, dated February 1, 2002, on the consolidated financial statements of Horizon Bancorp as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in the Annual Report on Form 10-K of Horizon Bancorp for the year ended December 31, 2001.

/s/ BKD, LLP
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BKD, LLP

Merrillville, Indiana
August 19, 2002









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